UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 23, 2013

Hipcricket, Inc.
(Exact name of registrant as specified in Charter)

Delaware	333-57818	20-0122076
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4400 Carillon Point
Kirkland, WA  98033
(Address of Principal Executive Offices)

(855) 423-5433
(Registrant’s telephone number, including area code)

Augme Technologies, Inc.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                      Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective August 23, 2013, Augme Technologies, Inc. changed its name to Hipcricket, Inc. (the “Company”).  The name change was approved by the Company's stockholders at its 2013 Annual Meeting of Stockholders held on July 25, 2013.  The Articles of Amendment to the amended and restated Certificate of Incorporation of the Company filed with the Delaware Secretary of State are attached hereto as Exhibit 3.1 and are incorporated herein by reference.  The board of directors of the Company approved the amendment of the Company's Bylaws to reflect the name change, effective concurrent with the effectiveness of the Articles of Amendment.  The Bylaws, as amended, are attached hereto as Exhibit 3.2 and are incorporated herein by reference.

Item 8.01.                      Other Information.

In connection with the name change described above, effective August 26, 2013, the trading symbol of the Company’s common stock on the OTCQB and the OTCBB changed to HIPP.  The new CUSIP number for the Company’s common stock is 433507100.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

No.	Description
3.1	Articles of Amendment to Amended and Restated Articles of Incorporation effective August 23, 2013.
3.2	Amended and Restated Bylaws, as amended effective August 23, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Hipcricket, Inc.
(Registrant)

Date: August 26, 2013	By:	/s/ Ivan E. Braiker
Ivan E. Braiker
President and Chief Executive Officer